EXHIBIT 99.1

Colonial Commercial Corp. Reports 2009 Fourth Quarter and
Year-End Results

HAWTHORNE, New Jersey (March 31, 2010) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the fourth quarter and year ended December 31, 2009.

Fourth Quarter Results

Sales were $20,503,046 for the quarter ended December 31, 2009 compared to $20,499,837 for the same period in 2008.

Gross profit decreased by 10.2%, or $615,604, to $5,437,544 for the fourth quarter from $6,053,148 for the same period in 2008. Gross profit expressed as a percentage of sales decreased to 26.5% for the fourth quarter from 29.5% for the same period in 2008. The decline in gross profit expressed as a percentage of sales is related to a more competitive marketplace for residential HVAC equipment and increased sales of lower margin commercial equipment.

Selling, general and administrative expense declined by 2.7%, or $158,080, to $5,608,049 for the fourth quarter from $5,766,129 for the same period in 2008. Selling, general and administrative expenses included $64,712 incurred in connection with a tender offer that was completed by the Company on October 20, 2009 and $236,500 in costs incurred in connection with amendments to the Company’s credit facility.

Net loss increased by $933,423 to $1,157,597, or ($0.25) per diluted share, for the quarter from a net loss of $224,174, or ($0.05) per diluted share, for the same period in 2008 primarily due to the decrease in gross profit of $615,604 and a $211,204 non-cash charge to goodwill. The Company also incurred $530,000 and $400,000 of charges related to its revaluation of its deferred tax asset during the quarters ended December 31, 2009 and 2008, respectively.

Year-End Results

Sales decreased by 8.8%, or $7,522,011, to $78,084,503 for the year ended December 31, 2009 from $85,606,514 for the same period in 2008.

Gross profit decreased by 16.6%, or $4,133,045, to $20,834,619 for the year ended December 31, 2009 from $24,967,664 for the same period in 2008.  Gross profit expressed as a percentage of sales decreased to 26.7% in 2009 compared to 29.2% for the comparable period in 2008.  The decrease in gross profit expressed as a percentage of sales were primarily caused by price reductions, reduced cash discounts taken on purchases, a more competitive marketplace for residential HVAC equipment, and increased sales of lower margin commercial equipment.

Selling, general and administrative expenses decreased by 9.6%, or $2,335,235, to $22,052,613 for the year ended December 31, 2009 from $24,387,848 for the same period in 2008.  Selling, general and administrative expenses included $273,023 in costs incurred in connection with a tender offer that was completed by the Company on October 20, 2009 and $236,500 in costs incurred in connection with amendments to the Company’s credit facility.

The Company’s net loss increased by $2,335,556, to $3,343,696, or ($0.72) per diluted share, for the year ended December 31, 2009, compared to a net loss of $1,008,140, or ($0.22) per diluted share, for the same period in 2008. The increase in loss primarily reflects a $4,133,045 decrease in gross margins, a $1,000,000 charge based on the Company’s revaluation of its deferred tax asset, a $309,900 non-cash charge to intangible assets, and a $211,204 non-cash charge to goodwill, offset by a $2,335,235 decrease in selling, general and administrative expense and a $358,495 decrease in interest expense.

William Pagano, Chief Executive Officer of the Company, said, “This year’s results have been extremely disappointing to our shareholders as well as the Company’s management. We believe the worst is behind us and that the regional economic cycle in our industry hit its low point in the first quarter of 2010. We have made several improvements to increase our efficiency and substantially expanded our commercial HVAC equipment and control solutions business. These steps should assist us in capitalizing upon any industry gains in 2010 and beyond.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash	$746,629	$417,387
Accounts receivable, net of allowance for doubtful accounts of $619,740 in 2009 and $472,526 in 2008	9,468,123	8,802,631
Inventory	11,588,971	13,706,594
Prepaid expenses and other current assets	895,505	1,090,634
Deferred tax asset - current portion	-	170,000
Total current assets	22,699,228	24,187,246
Property and equipment	1,349,679	1,684,932
Goodwill	1,416,929	1,628,133
Other intangibles	2,500	329,485
Other assets - noncurrent	134,205	159,801
Deferred tax asset - noncurrent	-	830,000
	$25,602,541	$28,819,597
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$7,402,536	$7,019,742
Accrued liabilities	1,559,880	1,467,244
Income taxes payable	4,374	558
Borrowings under credit facility - revolving credit	13,090,666	13,163,864
Convertible notes payable, includes related party notes of $0 in 2009 and $62,500 in 2008	-	137,500
Notes payable - current portion; includes related party notes of $32,009 in 2009 and $30,000 in 2008	108,313	171,044
Total current liabilities	22,165,769	21,959,952
Convertible notes payable-related party	200,000	200,000
Notes payable, excluding current portion; includes related party notes of $862,033 in 2009 and $750,000 in 2008	966,563	875,246
Total liabilities	23,332,332	23,035,198
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 and 447,891 shares issued and outstanding in 2009 and 2008, respectively, liquidation preference of $1,465,285 and $2,239,455 in 2009 and 2008, respectively	14,653	22,395
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in each 2009 and 2008	232,747	232,747
Additional paid-in capital	10,634,782	10,797,534
Accumulated deficit	(8,611,973)	(5,268,277)
Total stockholders' equity	2,270,209	5,784,399
	$25,602,541	$28,819,597

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Year Ended December 31,
	2009	2008
Sales	$78,084,503	$85,606,514
Cost of sales	57,249,884	60,638,850
Gross profit	20,834,619	24,967,664

Selling, general and administrative expenses, net	22,052,613	24,387,848
Impairment of other intangibles	309,900	-
Write off of goodwill	211,204	-
Operating (loss) income	(1,739,098)	579,816

Other income	239,726	281,640
Interest expense, net; includes related party interest of $65,494 in 2009 and $72,955 in 2008	(795,251)	(1,153,746)
Loss before income tax expense	(2,294,623)	(292,290)

Income tax expense	1,049,073	715,850
Net loss	$(3,343,696)	$(1,008,140)

Loss per common share:
Basic and diluted	$(0.72)	$(0.22)

Weighted average shares outstanding:
Basic and diluted	4,654,953	4,649,478

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For The Year Ended
	2009	2008
Cash flows from operating activities:
Net loss	$(3,343,696)	$(1,008,140)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Deferred tax expense	1,000,000	708,500
Stock-based compensation	23,049	26,706
Provision for doubtful accounts	539,310	736,084
Inventory reserves	98,000	(29,000)
Depreciation	506,993	634,788
Net gain on sale of fixed assets	(15,358)	-
Amortization of intangibles	17,085	36,891
Accretion of debt discount	-	57,692
Write-off of goodwill	211,204	-
Impairment of other intangibles	309,900	-
Changes in operating assets and liabilities
Accounts receivable	(1,204,802)	1,825,323
Inventory	2,019,623	3,605,067
Prepaid expenses and other current assets	195,129	16,989
Other assets – noncurrent	25,596	67,677
Trade payables	382,794	(755,246)
Accrued liabilities	92,636	(503,152)
Income taxes payable	3,816	(2,018)
Net cash provided by operating activities	861,279	5,418,161

Cash flows from investing activities:
Additions to property and equipment	(180,326)	(520,031)
Proceeds from disposal of property and equipment	43,816	-
Net cash used in investing activities	(136,510)	(520,031)

Cash flows from financing activities:
Repurchase of preferred stock	(193,543)	(2,732)
Repayments of notes payable; includes related party repayments of $92,500 in each 2009 and 2008	(291,014)	(296,630)
Issuance of notes payable in connection with financing tender offer	446,033	-
Repayment of notes payable in connection with financing tender offer; includes related party repayments of $251,991 and $0 in 2009 and 2008, respectively	(283,805)	-
Proceeds from notes payable	-	59,087
Repayments under credit facility - revolving credit, net	(73,198)	(4,863,191)
Net cash used in financing activities	(395,527)	(5,103,466)
Increase (decrease) in cash	329,242	(205,336)
Cash - beginning of period	417,387	622,723
Cash - end of period	$746,629	$417,387